Exhibit 99.1

DXC Technology Commences Tender Offers and Issues Notices of Redemptions

NEWS RELEASE – March 16, 2021

TYSONS, Va., March 16, 2021 — DXC Technology Company (NYSE: DXC) (the “Company” or “DXC”) announced today the commencement of an offer (the “tender offers”) to purchase for cash any and all of the Company’s outstanding 4.450% senior notes due 2022 (the “DXC Notes”) and any and all of the outstanding 4.450% senior notes due 2022 issued by DXC’s wholly-owned subsidiary, Computer Sciences Corporation (“CSC”) (the “CSC Notes,” and, together with the DXC Notes, the “Notes”). As of March 16, 2021, there were $274,470,000 aggregate principal amount of DXC Notes and $170,795,000 aggregate principal amount of CSC Notes outstanding.

The tender offers are being made pursuant to an offer to purchase, dated March 16, 2021 (the “Offer to Purchase”) and a notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). The tender offers will expire at 5:00 p.m. EDT March 22, 2021, unless earlier terminated or extended by the Company (as may be extended, the “Expiration Time”). Tendered Notes may be withdrawn at any time before the Expiration Time.

Holders of Notes that are validly tendered and accepted at or prior to the Expiration Time, or who deliver a properly completed and duly executed Notice of Guaranteed Delivery and subsequently deliver such Notes, each in accordance with the instructions described in the Tender Offer Documents, will be eligible to receive the consideration (as described below), plus any accrued and unpaid interest to, but not including, the Settlement Date (as defined in the Offer to Purchase), subject to satisfaction or waiver of the general conditions described in the Offer to Purchase. The Settlement Date is expected to be March 23, 2021, the Guaranteed Delivery Time (as defined in the Offer to Purchase) is expected to be 5:00 p.m. EDT March 24, 2021, and the Guaranteed Delivery Settlement Date (as defined in the Offer to Purchase) is expected to be March 25, 2021. For the avoidance of doubt, interest will cease to accrue on the Settlement Date for all Notes accepted in the tender offers. Notes purchased pursuant to the tender offers will be cancelled.

The table below sets forth certain information regarding the Notes and the tender offers.

Issuer	Title of Security	CUSIP Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread
DXC Technology Company	4.450% Senior Notes due 2022	23355LAA4	$274,470,000	1.500% U.S. Treasury due September 15, 2022	FIT4	+45 bps
Computer Sciences Corporation	4.450% Senior Notes due 2022	205363AN4	$170,795,000	1.500% U.S. Treasury due September 15, 2022	FIT4	+45 bps

The consideration for each $1,000 principal amount of each series of Notes tendered and accepted for payment by the Company pursuant to the tender offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified in the table above for each series of Notes over the yield based on the bid-side price of the applicable U.S. treasury security specified in the table above, as calculated by the dealer manager (identified below) for the tender offers at 2:00 p.m., EDT, March 22, 2021, as such time and date may be extended. The Company will use the funds required to consummate the tender offers from cash on hand.

The closing of each tender offer is conditioned upon the satisfaction or waiver of certain conditions described in the Offer to Purchase. Subject to applicable law, the Company may amend, extend or terminate one or both of the tender offers, in its sole discretion. The terms and conditions of the tender offers are described in the Tender Offer Documents. Holders of the Notes are urged to read the Tender Offer Documents carefully. MUFG Securities Americas Inc. is serving as the dealer manager for the tender offers. Questions regarding the tender offers may be directed to MUFG Securities Americas Inc., at (877) 744-4532 (U.S. toll-free) and (212) 405-7481 (collect). Copies of the Tender Offer Documents may be obtained from the information agent for the tender offers, Global Bondholder Services Corporation at (866) 470-3700 (U.S. toll-free) and (212) 430-3774 (collect), via email at contact@gbsc-usa.com, or via the following web address: https://www.gbsc-usa.com/dxc/.

In addition, substantially concurrently with the commencement of the tender offers, the Company and CSC expect to issue notices of full redemption to the holders of the DXC Notes and the CSC Notes, respectively, to redeem all of the DXC Notes and the CSC Notes, specifying April 15, 2021 as the redemption date (the “2022 Notes Redemption”). This will result in the retirement of all DXC Notes and the CSC Notes that remain outstanding after consummation of the tender offers. In addition, substantially concurrently with the commencement of the tender offers, the Company expects to issue a notice of full redemption to the holders of its 4.00% Senior Notes due 2023 (the “2023 Notes”) to redeem all of the 2023 Notes (the “2023 Notes Redemption” and, together with the 2022 Notes Redemption, the “Redemptions”), specifying March 26, 2021 as the redemption date. The 2023 Notes are not subject to the tender offers. The Company will use the funds required to consummate the Redemptions from cash on hand. Neither the tender offers nor the Redemptions are conditioned on the completion of the other. The tender offers do not constitute a notice of redemption or an obligation to issue a notice of redemption.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the tender offers nor a notice of redemption for the 2023 Notes, the DXC Notes or the CSC Notes. The tender offers are only being made by the Tender Offer Documents. The tender offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers are required to be made by a licensed broker or dealer, the tender offers will be deemed to be made on behalf of the Company by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

About DXC

DXC Technology (DXC: NYSE) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy the enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. These statements are subject to numerous assumptions, risks, uncertainties, and other factors, many outside of DXC’s control, that could cause actual results to differ materially from the results described in such statements. For a description of these factors please see DXC’s most recently filed Annual Report on Form 10-K for the fiscal year ended March 31, 2020, Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2020, the quarterly period ended September 30, 2020 and the quarterly period ended December 31, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

Contact

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

John Sweeney, Investor Relations, +1-908-315-3665, john.sweeney@dxc.com